UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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FINANCIAL INSTITUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delivering on a brighter tomorrow.

Financial Institutions, Inc.
2020 Proxy Statement

LETTER FROM OUR CHAIR

DEAR FINANCIAL INSTITUTIONS, INC. SHAREHOLDERS:

On behalf of the independent directors of the company, I join Marty and the management team in thanking you for investing in Financial Institutions, Inc. Our Board remains committed to building long-term value for our shareholders and I am proud to work with our management team and my fellow directors to ensure that Financial Institutions, Inc. is a well-governed, shareholder-focused company.

Our Board and management are jointly accountable in preparing for the future by overseeing the company’s strategy. We collaborate with management in the creation of the plan and throughout the year our board regularly receives updates on management’s progress in achieving the goals established in our plan. The plan defines strategic priorities and contains annual and multi-year goals and objectives to deliver on them. We also engage regularly with the company’s executive management team to discuss opportunities and challenges and the environment in which it operates.

During our 2019 multi-day annual strategic planning session, we spent significant time analyzing the company’s growth markets, considering the planned digital banking platform transformation, receiving economic updates on community banking, reviewing all key lines of the company’s business, reviewing long-term financial forecast scenarios and reviewing the organization’s human capital change readiness assessment.

We believe that we have developed a strong corporate governance framework to support the company’s strategy. As further described in this Proxy Statement, our Board is actively engaged in the oversight of risk, succession planning and ensuring that the structure of our compensation programs provide reasonable and appropriate incentives for executive leadership while ensuring alignment of their interests with those of shareholders. We also regularly engage with our regulators, customers and community leaders to gain further insight on our performance and potential opportunities. The Board is also focused on its own succession planning and the need to have the appropriate balance of experience and fresh perspective as well as the skills and expertise we need to serve as a strategic governing body.

In 2019, our Board met regularly with management to discuss results, plans, strategies and initiatives. We have observed a commitment to pursuing technology and transformational investments that we believe will lead to improved customer and associate experiences and operating efficiencies. We have also witnessed management’s commitment to an effective, efficient, and sustainable risk and control environment that is equipped to address evolving risks.

In the current challenging operating and financial environment created by COVID-19, we have observed the rapid activation of the company’s business continuity plan and execution of social-distancing initiatives to protect associates and customers, prompt development of relief measures for our customers and a continual adaption to ever-changing conditions. We thank our associates for their flexibility, creative ideas and support of the company as we all navigate a public health and economic crisis of uncharted proportions.

We look forward to an ongoing delivery of value to our customers, shareholders and communities. On behalf of my fellow directors, thank you for your ongoing support of our Board and the company.

Thank you again for your commitment to Financial Institutions, Inc.

Sincerely,

Robert N. Latella

Chair of the Board

April 28, 2020

Financial Institutions, Inc.

LETTER FROM OUR CEO

FELLOW SHAREHOLDERS:

As I write this letter, COVID-19 has disrupted nearly every aspect of life in our country and around the globe, including preparations for annual shareholder meetings. At this time, large gatherings are prohibited in the state of New York and we do not know how long this will last. Therefore, we are adjusting our shareholder meeting plans to include a virtual meeting.

I invite you to attend our Annual Meeting of Shareholders on June 17, 2020, at Five Star Bank Plaza in downtown Rochester, New York or via our virtual meeting at www.virtualshareholdermeeting.com/FISI2020. We are sensitive to concerns our shareholders may have regarding the novel coronavirus pandemic and understand that even if we are able to conduct a physical meeting, they may not want to attend in person. In the event we decide to hold the Annual Meeting by means of remote communication only, we will make an announcement as soon as possible. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

As I said in my Annual Report letter this year, 2019 was a year of great accomplishment for our company. We generated the highest net income and pre-tax pre-provision income in company history and strengthened our capital ratios. We have a dedicated and talented workforce that delivered these results, and they continue to come to work every day, no matter the challenge, to serve our customers and improve our communities.

Ours is an essential business and we remain open. It is now more critical than ever that individuals and businesses continue to have access to their bank, investment, and insurance accounts and the ability to work with their trusted financial advisors. In many ways, we bring certainty to the customers, friends and neighbors dealing with so much uncertainty right now.

I am proud of our collective resiliency and adaptation to many changes — social distancing, working remotely, and heightened concern for our health and the health of our loved ones. Despite all these very serious issues and challenges, our communities need us and the special way we provide service, dedication and optimism. We are in this together and we will get through it together.

We are pleased to furnish proxy materials to our shareholders over the Internet this year. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials while lowering expenses and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the meeting, in person or virtually, please read the Proxy Statement and vote your shares. Instructions for voting by Internet, phone or mail are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive a full set of materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board’s recommendations.

Thank you for your continued support and investment in Financial Institutions, Inc.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 28, 2020

Financial Institutions, Inc.

Financial Institutions, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2020

NOTICE AND ACCESS

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, Financial Institutions, Inc. is using for the first time this year, a Securities and Exchange Commission rule that allows us to furnish proxy materials over the Internet instead of mailing paper copies to each shareholder. Accordingly, beginning on or about April 28, 2020, shareholders were sent a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and the annual report, over the Internet. If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice provides instructions on how to vote via the Internet. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

This proxy statement and the 2019 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019, are available at http://materials.proxyvote.com/317585 and on our website www.fiiwarsaw.com.

2020 Proxy Statement	1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2020 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 61.

Meeting Date:	June 17, 2020

In Person Meeting Place:	Five Star Bank Plaza

100 Chestnut Street

Rochester, NY 14604

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2020

You will need the multi-digit Control Number provided in your proxy materials to access the virtual meeting.

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 20, 2020

At this time, we intend to hold the Annual Meeting in person and through remote communication. However, we are sensitive to the concerns our shareholders may have regarding the novel coronavirus (“COVID-19”) pandemic and the protocols that federal, state and local governments may issue. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2020. In the event we determine to hold the Annual Meeting solely by means of remote communication, we will announce such decision as promptly as practicable.

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect four directors nominated by the Board of Directors (the “Board”) to serve until the 2023 annual meeting

2.	To approve, on an advisory basis, the compensation of our named executive officers

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2020 and

4.	To transact such other business as may properly come before the annual meeting.

VOTING

Your vote is important. Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 20, 2020, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting in person or remotely, via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2020, we urge you to vote as soon as possible by one of these methods:

By Internet	By Phone	By Mail

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

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NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Shareholders may also vote in person at the annual meeting. For more information on how to vote your shares, please refer to “Voting Matters” on page 61.

By Order of the Board of Directors,

Samuel J. Burruano Jr.

Corporate Secretary

Warsaw, New York

April 28, 2020

2020 Proxy Statement	3

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Financial Institutions, Inc. is the parent company for Five Star Bank, SDN Insurance Agency, LLC, Courier Capital, LLC and HNP Capital, LLC, which we collectively refer to in the proxy statement as the “company,” “we” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.”

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees and our codes of conduct, are available on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.”

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and Chief Executive Officer (“CEO”) are separated. The Board believes that separating these two positions allows each person to focus on his or her individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the company and work to implement our long-term strategic plan. At the same time, our non-executive Chair of the Board can focus his attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members, and providing insight and guidance to our CEO through their regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight of risk. Our Board committees conduct primary oversight of certain risks that may affect us. The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, operational, compliance and legal, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee focuses on oversight of financial risks, including those that could arise from our accounting and financial reporting processes. The Board’s Management Development & Compensation (“MD&C”) Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee actively participates in an ongoing review of our succession plan, including discussion regarding the company’s leadership team with a focus on key positions at the senior officer level. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives, and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO, Chief Financial Officer (“CFO”) and Chief Banking and Revenue Officer, regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding executive compensation, corporate governance, performance and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2020, included 22 of our largest shareholders representing 49% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and is reflected in adjustments to policies and practices.

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CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the Board’s Nominating and Governance (“NG”) Committee will evaluate what is in the best interests of the company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for renomination in the future. Within 90 days of the annual meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate the strong commitment of our Board and Executive Management Committee (“EMC”) (members identified by footnote 1 to Executive Officers listing on page 57) to our performance and sound corporate governance, we have adopted the following share ownership requirements:

Position	Required Ownership
CEO	3x Annual Base Salary
CFO / Chief Banking and Revenue Officer	1.5x Annual Base Salary
Other Members of the Executive Management Committee	1x Annual Base Salary
Non-employee Directors	Shares with a value equal to at least $150,000

Directors and EMC members are required to achieve their stock ownership requirement within five years from their election as director or, in the case of an executive, from the date they were named a member of the EMC. Those subject to the requirements must retain at least 75% of shares we issued to them until they fulfill the ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the EMC.

Pursuant to this policy, directors and EMC members are deemed the owner of: shares they own outright, shares owned by immediate family members residing in the same household, shares of our stock held in the company stock fund of our 401(k) plan, shares acquired upon stock option exercises, shares held in trust for the benefit of the person and unvested time-based restricted shares or units.

In 2019, all directors and EMC members met their stock ownership requirement or are within their five-year window to acquire the stock.

2020 Proxy Statement	5

CORPORATE GOVERNANCE AND BOARD MATTERS

Clawback Provision

Our executive incentive compensation plan documents and award agreements incorporate a clawback provision to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. This provision authorizes us to seek recovery of any payment, bonus, retention award or incentive compensation award that was determined using materially inaccurate criteria. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the oversight of related party transactions, as defined under Item 404(a) of Regulation S-K. Our Chief Risk Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction would be a related party transaction, the committee decides whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers regulatory requirements and all other factors it deems appropriate using its business judgment.

During 2019, we were not a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2019, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the company.

All loans to our directors and executive officers are subject to limitations contained in and made in conformity with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Culture

Our company is mission-based — committed to the promise to put our customers’ financial well-being at the heart of everything we do. We work to build relationships that make a difference and we come to work every day empowered to help our customers, each other and the communities we serve. Our success in maintaining this promise is rooted in our culture, developed to guide our associates in living our promise.

In an ever-evolving world, and in an industry where we are steadily changing to bring our associates and customers into tomorrow, our culture is rooted in basic core values that empower our team to:

•	Work in a welcoming environment of trust, integrity and respect where success is recognized, and careers are encouraged

•	Commit to meet the needs of the communities where we live and work and the performance expectations of our shareholders and

•	Know our customers and respond with products and services that improve their financial well-being.

Our culture and values are reinforced in a variety of ways throughout the year and we dedicate time and energy to upholding our commitment to our associates and communities, reinforcing our values through meetings, recognition events and various other channels.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We encourage our associates to live our promise through key actions:

•	Teamwork
–	Partner with others across the organization to get things done
–	Respect and consider the opinions and ideas of others

•	Deliver Excellence Every Day
–	Support and adapt quickly to change
–	Take responsibility and initiative for meeting expectations and goals

•	Do the Right Thing
–	Take action and do what you say you will do
–	Take ownership of mistakes and/or issues and see them through to resolution

•	Care for Our Customers
–	Give customers and coworkers your full attention when interacting with them
–	Follow up to ensure customer needs are met

•	Know Your Stuff
–	Share your knowledge and expertise to empower others to be successful
–	Know our products/services and demonstrate pride in talking about them

By putting our associates first and working to create an active and engaged workforce, we know our customers will be taken care of. Immersing our associates in our culture of integrity, trust and respect, allows us to acquire, grow and maintain meaningful consumer and business relationships across our communities.

We take great pride in offering a comprehensive and competitive total rewards package to our associates. The term “Total Rewards” encompasses the tangible value of a career with us – including base pay, health and welfare benefits, retirement planning, learning and career development opportunities, performance recognition programs, company culture and more.

We believe that attracting and recruiting a diverse, inclusive workforce drives our success. Developing and retaining a diverse workforce increases employee engagement, and by reflecting the communities we serve, we more effectively and competitively market ourselves to all segments of our community. We believe that our employees are our most important asset and we celebrate the rich diversity of thought, talent and experiences contributed by each individual. Approximately 70% of our workforce, more than 50% of our officers, 40% of our operating committee and 30% of our directors are female.

Ethics

Our company has worked diligently to establish and maintain a strong culture of ethical behavior. Through strong engagement, communication and training, we set a high expectation of ethical behavior. Expectations for our directors, officers and employees are also memorialized in our Code of Business Conduct and Ethics Policy that is annually approved by our Board of Directors. New employees and, on an annual basis, existing employees are required to acknowledge receipt of and compliance with the company’s Code.

Additionally, we have a Code of Ethics for the CEO, CFO and senior financial officers that sets additional expectations for honest and ethical conduct and compliance with applicable laws, rules, and regulations applicable to financial related matters. Each applicable employee must annually review and affirm their intent to comply with the Code.

Current versions of these codes may be viewed on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.” If the Board or a Board committee amends the Codes of Conduct and Ethics or grants a waiver under the Codes of Conduct and Ethics for an executive officer or director, we intend to notify shareholders on our website at www.fiiwarsaw.com. We did not grant any waivers during 2019.

Associates apply the principles of our Code of Business Conduct and Ethics Policy into every interaction with other associates, senior leaders, directors, clients, customers, community members and shareholders. This Code is applicable to all employees and covers professional conduct, including conflicts of interest, safeguarding of confidential information, financial responsibility, diversity and inclusion.

2020 Proxy Statement	7

CORPORATE GOVERNANCE AND BOARD MATTERS

We encourage associates to raise any ethical concerns they may have with their managers, our Chief Risk Officer, Chief Ethics Officer or Chief Human Resources Officer. We also provide a secure channel for employees to anonymously raise financial or ethical concerns through Red Flag Reporting. Red Flag Reporting is a third-party company, independent from the company, that allows a safe, secure and confidential way for employees to report unethical behavior within the organization. The system allows employees to report issues twenty-four hours a day by either phone or online and employees can choose to remain completely anonymous.

Associates may choose to raise concerns through various other channels as outlined in our Whistleblower Policy. The Whistleblower Policy outlines the receipt, review, investigation, response, retentions and treatment of complaints or concerns received by the company. The policy provides associates the ability to report concerns through the Human Resources Department, Office of the General Counsel and the Red Flag Reporting independent hotline. It provides ways in which reports may be made anonymously and how certain reports will be escalated to the Audit Committee of the Board of Directors.

Supporting Our Communities

Our company has a long and proud history in Western New York that goes back to 1817. Our predecessor banks each operated in a rural area and played important roles in helping to meet the deposit and credit needs of traditionally underserved markets. We continue that mission today – across our entire operating footprint.

We know that as an employer, neighbor and steward of the communities where we operate, doing business extends beyond the delivery of banking, insurance and investment solutions. We continually seek ways to serve our communities because we understand that healthy communities support our ability to be successful. Accordingly, we invest in and support the communities we serve through product offerings, financial investments and volunteer activities.

We have made significant investments in products and people to ensure the availability of safe, transparent and fair financial products. Offerings include a suite of products tailored to meet the needs of unbanked, underbanked and low-to-moderate income individuals in the communities we serve, as well as programs to assist home buyers with grants and savings programs. We are focused on helping all our customers build financial security. We also recognize the need for affordable and special needs housing and have initiated a program to provide both debt and equity financing for these projects.

We support organizations by investing in communities through donations, community sponsorships and grants. We provide financial support for numerous community events, festivals, youth sporting events and school functions. Through the award of grant dollars, we support programs and organizations that empower individuals and neighborhoods in the communities we serve. The focus areas for support are affordable housing, economic development, neighborhood revitalization & stabilization, and community services targeted to low-to-moderate income individuals.

Our associates give freely of their time, talent and financial resources, and many participate as volunteers, trustees and committee members of charitable organizations. Giving back is a high priority for all of us at Five Star Bank, Courier Capital, HNP Capital and SDN Insurance.

Corporate Strategy and Enterprise Risk Management

Our Board of Directors regularly reviews our strategy, the environment in which we operate and the progress we are making toward the goals we set. Our strategy clearly defines strategic priorities and contains annual and multi-year plans to deliver on these priorities. We remain committed to an effective and efficient risk and control environment and our long-term strategy is firmly linked to an enterprise risk management (“ERM”) program.

Risk is an inherent part of our daily business and activities as a financial services institution. The company’s success and reputation depend on effectively managing all risks it faces to the benefit of our shareholders, customers and other stakeholders. We do this through robust, comprehensive risk management policies, controls and training. The company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks and minimize potential adverse impact on operating performance and financial condition.

Effective risk management, which is further supported by our company-wide ERM framework, is a priority for the company’s leadership, and senior management requires thorough and frequent communication and the

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CORPORATE GOVERNANCE AND BOARD MATTERS

appropriate escalation of risk matters. Accordingly, the ERM framework integrates risk management into a comprehensive company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the company. The company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling them to effectively challenge business leaders. They are responsible for the definition of policies and frameworks for the management of risk across the company.

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk-management culture that is incisive and knowledgeable and subject to ongoing review and enhancement.

Our Board of Directors oversees the ERM framework, fulfilling this responsibility through the Risk Oversight Committee, which is composed of independent directors.

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the Securities and Exchange Commission (the “SEC”) and Nasdaq and has no relationship with us that would interfere with the exercise of his or her independent judgment. Our NG Committee and the Board have determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s NG Committee is responsible for reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

The NG Committee intends to select nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the company’s business environment, ability to make time commitments to the company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences and areas of expertise. The NG Committee will identify, recommend and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, gender and ethnicity. The Board seeks to balance the value that longevity of director service can bring to the company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The self-evaluation process, which is established by the Board’s NG Committee, involves the completion of annual written evaluations for each director and the full Board, review and discussion of the results of the evaluations by both the committee and full Board and the consideration of actions to address any issues. In addition, as part of the evaluation process of director, board and committee performance, the Chair of the Board meets with each director individually.

Shareholder Nominees

The NG Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board — Nominating and Governance Committee” on page 19.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

2020 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at ten members. The nominees for director at the Annual Meeting are:

•	Donald K. Boswell

•	Andrew W. Dorn, Jr.

•	Robert M. Glaser and

•	Susan R. Holliday

Each of these individuals has been nominated by the Board of Directors, upon the recommendation of the NG Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2023 and until his or her respective successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the company’s shareholders. As of the date of this proxy statement, the company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of the NG Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes and skills considered by the NG Committee and the Board.

Ages shown are as of December 31, 2019. No director, director nominee, or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Donald K. Boswell, Andrew W. Dorn, Jr., Robert M. Glaser

and Susan R. Holliday and recommends that you vote “FOR” all nominees

10	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATION OF DIRECTORS

DIRECTOR NOMINEES

Donald K. Boswell

Director Since: 2017	Term Expires: 2020
Age: 68	Independent
President and CEO of the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 1998

Prior Business Experience

–

North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996–1997); Vice President of Marketing and Corporate Development (1986–1996); and Vice President of Development (1982–1986)

–	KCTS-TV, Seattle: Vice President of Development (1981–1982)
–	WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977–1981)

Current Private Company Boards

–	New Era Cap Company

Past Other Company Boards

–	HSBC Bank USA, N.A.

Current Not-for-Profit Boards

–	43 x 79 Group
–	American Public Television
–	AAA of Central and Western New York, Inc.
–	AAA National Board
–	American Friends of the Art Gallery of Ontario (Chair)
–	Independent Health
–	The John R. Oishei Foundation
–	PBS (Past Vice Chair)

Education

–	Pennsylvania State University; BS and M.Ed.
–	Management Development Certificate, The Wharton School at The University of Pennsylvania
–	Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

Andrew W. Dorn, Jr.

Director Since: 2014	Term Expires: 2020
Age: 69	Independent
Co-Managing Director and Director of Government and Community Relations of Energy Solutions Consortium, LLC, a private company focused on the development of combined cycle power generation, since 2015

Prior Business Experience

–	Managing member of Moundsville Power LLC (2012–2015)
–	Chairman and Chief Financial Officer of Demand Response Partners, Inc. (2008–2015)
–	President and Chief Investment Officer of Hunterview LLC (2008–2013)
–	Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997–2008)
–	Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994–1997)

Past Public Company Boards

–	Great Lakes Bancorp

Current Not-for-Profit Boards

–	D’Youville College (Former Chairman)
–	Health Foundation for Western & Central New York
–	The Western New York Foundation
–	Willowbank Foundation

Past Not-for-Profit Boards

–

Brooks Memorial Hospital (Vice Chairman); Buffalo Urban League; Chautauqua County Fund for the Arts (Chairman); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chairman); and several additional boards in Erie and Chautauqua counties

Education

–	University at Buffalo–State University of New York
–	MBA, Canisius College

2020 Proxy Statement	11

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Robert M. Glaser

Director Since: 2014	Term Expires: 2020
Age: 73	Independent
Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

Prior Business Experience

–	Retired Chairman of the Board of Freed Maxick CPAs, P.C. (2011–2015)
–	Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chairman and Managing Director (1994–2011)
–	Price Waterhouse (1968–1981)

Former Appointed Positions

–	Chairman of the Erie County Fiscal Stability Authority
–	Independent Judicial Election Qualification Commission for the Eighth Judicial District

Private Company Boards

–	NA Realty Fund I and NA Realty Fund II
–	Noco, Inc.
–	Shanor Electric Supply, Inc. (Vice Chairman)

Past Not-for-Profit Boards

–	Audit Committee for Kaleida Health
–	CPA Associates, Inc.
–	Served on several not-for-profit and cultural boards in Western New York

Education

–	Canisius College

Susan R. Holliday

Director Since: 2002	Term Expires: 2020
Age: 64	Independent
Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web design and development firm, since 2011

Prior Business Experience

–	President and Publisher of the Rochester Business Journal (1988–2016)

Past Public Company Boards

–	Rochester Gas & Electric Corp

Current Private Company Boards

–	Complemar Partners, Inc.

Past Other Company Boards

–	Key Bank of New York

Current Not-for-Profit Boards

–	Common Ground Health (Vice-Chairman, Regional Consortium on Health Care)
–	Greater Rochester Chamber of Commerce (Past Chair)
–	Health Care Trustees of New York State (Vice Chair)
–	Rochester Institute of Technology (Vice Chair)
–	University of Rochester Medical Center (Past Chair)

Past Not-for-Profit Boards

–	Rochester Museum & Science Center (Chair)
–	United Way of Greater Rochester (Vice Chair)
–	Served on several additional community and not-for-profit boards

Education

–	Cornell University
–	MBA, Rochester Institute of Technology

12	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Karl V. Anderson, Jr.

Director Since: 2006	Term Expires: 2021
Age: 73	Independent
Of Counsel at the law firm Mullen Associates PLLC (formerly Snavely, Plaskov and Mullen, PLLC) since 2016

Prior Business Experience

–	Has practiced law in Western New York since 1972 and operated a solo law practice from 2009 to 2016
–	Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005
–	President and Chief Executive Officer of Bank of Avoca from 1981 to 2002 when it was acquired by the company, and a director from 1980 to 2002

Past Not-for-Profit Boards

–	Ira Davenport Memorial Hospital in Bath, New York (Board President)
–	District Director for Boy Scouts of America

Education

–	University at Buffalo–State University of New York
–	JD, Albany Law School

Martin K. Birmingham

Director Since: 2013	Term Expires: 2022
Age: 53
President and Chief Executive Officer of the Company and the Bank since March 2013

Prior Business Experience

–	President and Chief of Community Banking of the Bank (2012–2013); Commercial Banking Executive and Rochester Region President (2005–2012)
–	President, CEO and Director of subsidiary, The National Bank of Geneva, 2005
–	President of Rochester Region, Bank of America (2004–2005)
–	Progressive corporate banking roles including Regional President, Fleet Financial Group (1989–2004)

Current Not-for-Profit Boards

–	Federal Reserve Bank of NY Community Depository Institutions Advisory Council
–	New York Bankers Association (Treasurer)
–	AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)
–	Greater Rochester Chamber of Commerce
–	MCC Foundation
–	St. John Fisher College (Former Chairman)
–	The Business Council of New York State
–	University of Rochester Medical Center

Past Not-for-Profit Boards

–	The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–	St. Lawrence University
–	MBA, Simon Business School at the University of Rochester
–	Honorary Doctorate of Humane Letters, St. John Fisher College

2020 Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Dawn H. Burlew

Director Since: 2017	Term Expires: 2021
Age: 55	Independent
Director of Government Affairs & Business Development, economic development government affairs division of Corning Incorporated, since 2008 Town of Erin Supervisor since 2014

Prior Business Experience

–	Corning Incorporated: Corporate Real Estate Portfolio Manager (2002–2008); Progressive corporate and management roles (1984–2002)

Current Not-for-Profit Boards

–	Bethany Village
–	Chemung County Industrial Development Agency
–	Chemung County Property Development Corp.
–	Chemung County Chamber of Commerce
–	Corning Area Chamber of Commerce
–	Corning’s Gaffer District
–	Donald Guthrie Foundation
–	Guthrie Corning Hospital (Treasurer)
–	I-86 Steering Committee
–	Incubator Works
–	Project Seneca Steering Committee
–	Southern Tier Economic Growth (“STEG”)
–	Southern Tier Regional Economic Development Council Loan Fund
–	Southern Tier Regional Economic Development Council
–	Three Rivers Development Corp. (Vice Chair)
–	Regional Economic Development and Energy Corporation (“REDEC”) (Past Chair)
–	Watson Homestead Conference & Retreat Center (Treasurer)

Education

–	Cazenovia College and Keuka College

Samuel M. Gullo

Director Since: 2000	Term Expires: 2022
Age: 71	Independent
Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 Real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

Prior Business Experience

–	Owner and Chief Executive Officer of American Classic Outfitters (2002–2009)
–	Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Not-for-Profit Boards

–	Vice Chairman and Director of the Wyoming County Business Center

Past Not-for-Profit Boards

–	Current member, past Director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)
–	Iroquois Trail Council, Boy Scouts of America

Education

–	Niagara University

14	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Robert N. Latella

Director Since: 2005	Term Expires: 2021
Age: 77	Independent
Of Counsel at the law firm Barclay Damon, LLP since 2009

Prior Business Experience

–	Chief Operating Officer of Integrated Nano-Technologies, LLC (2009 to 2019)
–	Vice Chairman of the Board of the Company (2012 to 2014)
–	Partner of Barclay Damon, LLP (2004 to 2009)
–	Chief Operating Officer of the Genesee Corporation
–	Chief Financial Officer of The Case Hoyt Corporation
–	Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–	Genesee Corporation

Current Not-for-Profit Boards

–	University of Rochester Medical Center (Executive Committee; Former Chair)
–	Highland Hospital of Rochester (Senior Member of Board and Former Chair)
–	Highland Community Development Corporation
–	Highland Living Center
–	The Highlands at Brighton

Past Not-for-Profit Boards

–	Former Trustee and Chair of Monroe Community College
–	Monroe Community College Foundation, Inc.
–	Served on several additional community and not-for-profit boards

Education

–	Fordham College
–	LLB, Vanderbilt University School of Law
–	LLM, New York University School of Law

Kim E. VanGelder

Director Since: 2016	Term Expires: 2022
Age: 55	Independent
Chief Information Officer (since 2004) and Senior Vice President (since 2014) of Eastman Kodak Company, a global technology company focused on imaging

Prior Business Experience

–

Progressive information technology roles at Kodak since 1984 including leading the group responsible for defining Kodak’s global information technology architecture and standards and building the organization responsible for supporting Kodak’s worldwide SAP implementation. Also served as Director of Worldwide Customer Operations from 2011 to 2014

Current Not-for-Profit Boards

–	Rochester Institute of Technology
–	Rochester Area Community Foundation
–	Western New York Society for Information Management

Past Not-for-Profit Boards

–	Former Member of Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–	Rochester Institute of Technology

2020 Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

QUALIFICATIONS

The following areas of experience are among those we believe make our nominees and directors qualified to serve as members of our Board of Directors.

Director	Bank Industry	Corporate / Strategic Development / M&A	Leadership	Public Board	Risk Oversight	Not-for-Profit Board / Community Development	Public Policy / Government Relations	Technology
Anderson	✓	✓	✓		✓	✓	✓
Birmingham	✓	✓	✓		✓	✓	✓
Boswell			✓		✓	✓	✓	✓
Burlew		✓	✓		✓	✓	✓
Dorn	✓	✓	✓	✓	✓	✓	✓
Glaser		✓	✓		✓	✓	✓
Gullo		✓	✓		✓	✓
Holliday, Vice Chair		✓	✓	✓	✓	✓		✓
Latella, Chair		✓	✓	✓	✓	✓
VanGelder		✓	✓		✓	✓		✓

BOARD COMPOSITION

16	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board believes that its director nominees bring the following skills, experience and expertise, among others, to the Board as a result of their experience and perspectives:

✓  Accounting & preparation of financial statements

✓  Active involvement in educational, charitable and community organizations in the communities we serve

✓  Business ethics

✓  Complex regulated industries

✓  Compliance

✓  Community development

✓  Corporate governance

✓  Credit evaluation

✓  Demonstrated management ability

✓  Extensive experience in the public, private or not-for-profit sectors

✓   Government, public policy & regulatory affairs

✓   Human capital management

✓   Knowledge of growth markets

✓   Leadership and expertise in their respective fields

✓   Operations

✓   Public company board

✓   Reputational considerations

✓   Risk management

✓   Strategic thinking

✓   Technology and cyber security

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments and act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2019, our Board of Directors met 11 times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve.

The Board has six standing committees: Audit, Executive, Management Development & Compensation, Nominating and Governance, Risk Oversight and Technology & Data (established in June 2019). All committees are comprised of independent directors. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities. Committee charters are reviewed at least annually by the Board and are available on our website at www.fiiwarsaw.com by clicking on “Governance”, then on “Governance Documents.”

2020 Proxy Statement	17

PROPOSAL 1 – ELECTION OF DIRECTORS

The current composition of each committee of the Board and the number of meetings each committee held in 2019 are provided below.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating and Governance Committee	Risk Oversight Committee	Technology & Data Committee
Anderson	🌑				Chair
Boswell	🌑			🌑		🌑
Burlew			🌑		🌑	🌑
Dorn		🌑	Chair		🌑
Glaser	Chair
Gullo	🌑		🌑
Holliday, Vice Chair(1)		🌑	🌑	Chair
Latella, Chair(2)		Chair
VanGelder				🌑	🌑	Chair
2019 Meetings	8	4	7	6	5	1(3)

(1)	Vice Chair of the Board since June 2019.

(2)	Chair of the Board since 2014.

(3)	New committee established in June 2019.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee monitors our financial reporting process and system of internal controls. Its duties include:

●	reviewing and assessing the performance of the internal audit department and our external independent auditors;

●	engaging, evaluating, replacing, compensating and overseeing our independent auditors;

●	reviewing all reports of the independent auditors and responses to such reports;

●	approving the services to be performed by the independent auditors and pre-approving all audit and non-audit services and fees;

●	evaluating the independence of the independent auditor;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
●	establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements, including our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of reports on Forms 10-K or 10-Q with the SEC; and

●	reviewing and approving related persons transactions.

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

18	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

Mr. Glaser is an “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors with strategic planning matters for the company. Its duties include:

●	assisting the Board in its oversight responsibility for strategic planning, merger and acquisition, branching and other business expansion proposals;

●	acting on behalf of the Board on resolutions involving routine operational matters and other matters delegated to the committee by the Board, subject to the limitations set forth in the company’s Bylaws; and

●	acting on behalf of the Board to implement emergency CEO and Named Executive Officer succession plan(s) developed by the Management & Development Compensation Committee.

Management Development & Compensation Committee

The Management Development & Compensation (“MD&C”) Committee is responsible for:

●	determining executive compensation as further described in the Compensation Discussion and Analysis section of this proxy statement;

●	reviewing and making recommendations to the full Board regarding compensation of directors;

●	reviewing the risks arising from our compensation policies and programs; and

●	overseeing the creation of development plans and succession plans for our CEO and other executive officers.

The MD&C Committee is required to meet at least three times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating and Governance Committee

The Nominating and Governance (“NG”) Committee is charged with assisting the Board of Directors in governance matters for the company, including:

●	identifying qualified individuals to become directors;

●	recommending qualified director nominees for election at the annual meeting of shareholders;

●	determining membership on Board committees;

●	recommending and monitoring the Corporate Governance Guidelines;

●	developing and administering orientation and development programs for directors;

●	addressing corporate governance issues; and

●	conducting annual self-evaluations of the Board and Board committees.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The NG Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interest of the company and its shareholders.

The NG Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current needs for diversity, geographic connections to the company’s market region and professional expertise in its process of evaluating director candidates. The NG Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the NG Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool. Our Corporate Governance Guidelines task the NG Committee with composing a Board of Directors that reflects diverse experience, gender, race, personal qualities and accomplishments. The committee implements this policy through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process.

2020 Proxy Statement	19

PROPOSAL 1 – ELECTION OF DIRECTORS

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The NG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed.

Risk Oversight Committee

The Risk Oversight Committee is responsible for monitoring and overseeing risks at an enterprise level. Its duties include:

●	assessing the performance of the company’s risk management leadership, programs, policies and assessments;

●	overseeing and monitoring risk tolerances relative to our approved business and financial plans, including credit, capital, liquidity and funding, operational, compliance and legal risks, among others; and

●	ensuring compliance with federal and state laws and regulations, including the New York State Department of Financial Services cybersecurity regulations through the Company’s cybersecurity risk management program.

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives, reviewing our enterprise risk management framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the Risk Oversight Committee receives quarterly updates from management on our cybersecurity risk profile and cybersecurity program initiatives.

Technology & Data Committee

Recognizing the importance of leveraging technology and enterprise data to propel performance, on June 19, 2019, the Board established the Technology & Data Committee to monitor emerging trends and assist the Board in fulfilling its oversight role and responsibilities over the development, implementation and execution of technology and data related strategies and tactics.

The Technology & Data Committee is responsible for assisting the Board fulfill its oversight role relative to technology and enterprise data management, including but not limited to overseeing major investment, strategy, operational performance and trends that might affect company operations. Its duties include:

●	review and oversight of significant technology and enterprise data related strategies, investments and expenditures;

●	monitoring and evaluating existing and future trends in technology and the financial service industry’s use of technology, assessing and making recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance;

●	monitoring and evaluating existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value;

●	receiving reports from management on technology and enterprise data related activities, strategies, and metrics, including technology and enterprise data project performance, technological operations performance, and technology architecture, and associated technological policies, programs, operations, practices, and personnel; and

●	reviewing and recommending to the Board any other appropriate technology and enterprise data related actions.

The Technology & Data Committee meets at prudent intervals and at times that the committee deems necessary and appropriate to discharge its duties.

20	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

During 2019, directors were eligible to receive annual cash retainers for serving on our Board of Directors and the board of directors of the Bank, our wholly-owned subsidiary. Directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We also reimburse directors, other than the chair, for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the Board and the board of directors of the Bank, including the leadership roles noted below:

	Company	Five Star Bank
Annual Retainer Fees:
Chair	$70,000	$35,000
Vice-Chair and Chair of the NG Committee	47,000	23,000
Chair of the Audit and Executive Committees	40,000	20,000
Chair of the MD&C, Risk Oversight and Technology & Data Committees	37,000	18,000
Other Directors	33,500	16,500

Non-employee members of the Board also received a grant of restricted shares with a value of $25,000 on June 19, 2019, the date of the 2019 annual meeting of shareholders. The number of shares issued was based upon the closing price of the company’s common stock on the date of the grant.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our 2020 annual meeting of shareholders. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2019 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

Directors who have not met their individual share ownership requirements are required to elect to receive at least 50% of their annual retainer in an equivalent grant of shares of common stock. For additional information regarding our stock ownership requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 5.

2020 Proxy Statement	21

PROPOSAL 1 – ELECTION OF DIRECTORS

Compensation paid to directors in 2019 for service on the Boards of both the company and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Karl V. Anderson, Jr.	55,000	24,980	—	79,980
Donald K. Boswell	50,000	24,980	—	74,980
Dawn H. Burlew	50,000	24,980	—	74,980
Andrew W. Dorn, Jr.	55,000	24,980	—	79,980
Robert M. Glaser	60,000	24,980	—	84,980
Samuel M. Gullo	50,000	24,980	—	74,980
Susan R. Holliday	70,000	24,980	—	94,980
Robert N. Latella	105,000	24,980	9,000	138,980
Kim E. VanGelder	55,000	24,980	—	79,980

(1)

Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2019: Ms. Burlew—838 shares, Mr. Glaser—1,509 shares, and Ms. VanGelder—1,845 shares.

(2)	Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 914 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director.

(3)	Each director held 457 shares of unvested restricted stock awards as of December 31, 2019. No director held any stock options as of December 31, 2019.

(4)	Car allowance of $750 per month for service as Chair of the Board during 2019.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, either in person or virtually, absent extenuating circumstances. All directors attended last year’s annual meeting except one director who was absent due to an unexpected travel delay.

22	Financial Institutions, Inc.

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting.

Our executive officers, including our named executive officers, as identified in “Executive Compensation — Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2019 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2020 Annual Meeting of Shareholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

2020 Proxy Statement	23

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for the 2019 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers (“NEOs”). These NEOs are:

Name	Title
Martin K. Birmingham	President and Chief Executive Officer
William L. Kreienberg	Executive Vice President, Chief Banking and Revenue Officer
Justin K. Bigham (1)	Executive Vice President, Chief Financial Officer
Kevin B. Klotzbach (2)	Former Executive Vice President, Chief Financial Officer and Treasurer
Joseph L. Dugan	Senior Vice President, Chief Experience and Go To Market Officer
Valerie C. Benjamin (3)	Former Senior Vice President, Chief Human Resources Officer

(1)	Mr. Bigham was promoted to his position as Executive Vice President, Chief Financial Officer effective April 1, 2019.

(2)

Mr. Klotzbach retired from his position as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2019 and was elected to the position of Executive Vice President, Senior Financial Advisor effective April 1, 2019 until retiring from his position and the company effective December 31, 2019.

(3)	Ms. Benjamin’s employment with the company ended on March 5, 2020.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Compensation Philosophy and Best Practices
3.	Program Elements and Pay Decisions
4.	Compensation Process
5.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Business Performance Highlights

2019 was a year of accomplishment with record-breaking net income and strengthening capital ratios.

●	Highest net income, EPS and net interest income in company history:

Net income of $48.9 million was $9.3 million higher than 2018	24%
Diluted earnings per share (“EPS”) of $2.96 was $0.57 higher than 2018	24%
Net interest income of $129.9 million was $7.0 million higher than 2018	06%

Other highlights include:

●	Net Interest Margin (“NIM”) expanded to 3.28% from 3.18% in 2018

●	Return on Average Assets (“ROAA”) increased to 1.14% from 0.95% in 2018

●	Common Equity to Assets ratio at year-end was 9.62%, an increase of 0.83% from year-end 2018

●	The company completed its strategy to reduce the relative size of its investment securities portfolio by rotating investment securities into higher-yielding loans
–	Investment securities comprised 17.7% of total assets at year-end, down from 20.7% at December 31, 2018

●	The company downscaled the consumer indirect loan portfolio as we focus on growing relationship-based commercial and residential loan categories
–	Portfolio decreased 7.6%
–	Portfolio comprised 26.4% of total loan portfolio at year-end, down from 29.8% at December 31, 2018

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EXECUTIVE COMPENSATION

●	Total loans increased $134.4 million, or 4.4%, in 2019
–	Excluding the consumer indirect loan portfolio, which was downsized in accordance with the company’s strategy, loans increased more than 9% from year-end 2018

●	Total deposits increased $188.8 million, or 6%

●	Acknowledging the need for affordable and special needs housing in our markets, we developed a program to provide both debt and equity financing for these types of projects. In 2019, we recognized federal and state tax benefits related to tax credit investments placed in service, resulting in a $2.7 million reduction in income tax expense.

●	Dividends of $1.00 per common share were declared in 2019, an increase of 4.2% from 2018, consistent with our commitment to total shareholder return

2019 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence and alignment with shareholder interests. We believe our programs accomplish this by:

1.

Operating in a pay-for-performance environment by tying a significant portion of compensation to the achievement of performance goals that align to our annual business plan, long-term strategic plan and ongoing shareholder value creation.

2.	Designing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent.

In 2019, the MD&C Committee worked with its independent compensation consultant and management to evaluate executive compensation and make 2019 program decisions. Details of the 2019 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A. These highlights include:

●	Increasing the equity component of compensation for our CEO and certain NEOs to enhance the emphasis on long-term value creation for shareholders.
●	Introducing ROAA as a performance metric of the Performance-based Restricted Stock Unit (“PSU”) awards equity component of NEO compensation to motivate and reward the achievement of multi-year strategic business objectives.

●	Maintaining Annual Incentive Plan (“AIP”) performance measures with targets set meaningfully above prior year levels to encourage continued improvement in business results.

Our executive compensation program design consists of the elements below at target:

CEO Compensation Mix

Other NEO Average Compensation Mix

2020 Proxy Statement	25

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievement of individual performance goals, competitive considerations and changes in scope/responsibilities
Annual Incentive Plan (“AIP”) (Cash)	● Motivate and reward NEOs for achievement of strategic and execution-based goals over a one-year period

Gateway criteria for award payout:

●  Meet or exceed target CAMELS rating

●  NEO must be employed on date of payment

●  Minimum satisfactory performance evaluation rating in NEO’s annual review

Business performance metrics for 2019:

–  EPS (40%)

–  Total Loan Growth (20%)

–  Core Deposit Growth (20%)

–  Net Charge-offs/Average Loans (20%)

Individual performance: 25% of NEO award can be adjusted up or down based on individual performance

Long-Term Incentive Plan (“LTIP”) – Time-Vested RSU	● Promotes retention of talent ● Aligns NEO interests with long-term shareholder value creation ● Promotes meaningful stock ownership	● 50% of total long-term incentive at target ● RSU awards vest three years from the date of grant based on continued satisfactory employment ● NEO must be employed on the date of vesting
Long-Term Incentive Plan (“LTIP”) – relative TSR PSU	● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

●  25% of total long-term incentive at target

●  Gateway criteria for award payout:

–  Meet or exceed target CAMELS rating

–  Positive absolute TSR for the measurement period

–  NEO must be employed on date of vesting

●  Relative TSR PSU awards based on the company’s three-year TSR relative to the S&P Market Intelligence Small Cap U.S. Bank & Thrift Index

●  100% of award is subject to forfeiture if relative TSR performance is below the 30th percentile of the index

Long-Term Incentive Plan (“LTIP”) – ROAA PSU	● Incentivize NEO achievement of long-term value creation through achievement of strategic business objectives

●  25% of total long-term incentive at target

●  Gateway criteria for award payout:

–  Meet or exceed target CAMELS rating

–  NEO must be employed on date of vesting

●  ROAA PSU awards based on achievement of performance goals in the final year of the three-year performance period

26	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2019 AIP Results

Our CEO earned a 2019 award of 56% of his base salary and our NEOs earned 2019 awards ranging from 26% to 41% of base salary. 2019 results measured by the performance of EPS, total loan growth, core deposit growth and net charge-offs/average loans resulted in a calculated payout of 80% of target under the AIP. After the 2019 AIP performance measures were established in February 2019, we enacted a strategy that further downscaled the consumer indirect loan portfolio as we focus on growing relationship-based commercial and residential loan categories. This strategy, which included the negotiation and sale of a portion of our consumer indirect loan portfolio, impacted total loan growth in 2019. 2019 AIP performance measures anticipated that the consumer indirect portfolio would remain relatively flat as compared to year-end 2018. The MD&C Committee took into consideration the indirect portfolio downscaling and resulting negative impact on total loan growth, and exercised discretion to adjust the business achievement portion of the 2019 AIP to 90% of target. This is consistent with our compensation philosophy of rewarding performance that benefits us and our shareholders.

2019 AIP target and actual business performance levels for the four plan measures are shown below:

(1)	EPS equals net income available to common shareholders divided by weighted average diluted shares outstanding.
(2)

Total loan growth equals growth in gross loans excluding loans held for sale, including deferred costs (fees) and prior to reductions for allowance for loan losses. Our strategy to downscale the consumer indirect loan portfolio as we focus on growing relationship-based commercial and residential loan categories, enacted after 2019 AIP performance measures were determined, resulted in a decrease of 7.6% in the consumer indirect loan portfolio. Excluding the consumer indirect loan portfolio, loans increased more than 9% from year-end 2018.

2020 Proxy Statement	27

EXECUTIVE COMPENSATION

(3)	Core Deposit Growth equals growth in non-public deposits.
(4)	Net charge-offs/average loans equals net charge-offs divided by average loans. A lower percentage indicates better performance.

2017 LTI Results

On February 22, 2017, NEOs were granted RSUs and PSUs under the 2015 Long-Term Incentive Plan. The RSUs vested on February 22, 2020, three years from the grant date. The number of units earned under the 2017 PSU awards was based on relative performance of our TSR measured against the SNL Small Cap U.S. Bank & Thrift Index for the performance period January 1, 2017 through December 31, 2019.

Relative TSR Performance	2017 RSU Payout Percentage of Target
80th Percentile and above	150%
50th Percentile	100%
30th Percentile	25%
Below 30th Percentile	0%

Our relative TSR for the period was 15.68% and ranked in the 27th percentile for the performance period, below the minimum threshold 30th percentile TSR of 16.82% required for payout.

28	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The MD&C Committee applied a discretionary adjustment to award the 2017 PSUs at the threshold level payout of 25% of target even though relative TSR performance fell below the minimum threshold, in response to the following considerations:

●	Following issuance of the 2017 PSUs, the company completed an equity offering to strengthen capital ratios and support our growth strategies. 1.4 million shares of common stock were sold between May 2017 and November 2017, and the resulting dilution of FISI stock impacted the outcome of the relative TSR measure for the 2017 PSU performance period.

●	The company delivered consistent and strong operating results for our shareholders during the performance period, as evidenced by:
–	Growth in EPS from the year ended December 31, 2016 to the year ended December 31, 2019 of 41%
–	Growth in common book value per share from $20.82 at December 31, 2016 to $26.35 at December 31, 2019, an increase of 27%
–	Growth in ROAA from 0.90% in 2016 to 1.14% in 2019 and
–	Growth in Return on Average Equity (“ROAE”) from 10.01% in 2016 to 11.61% in 2019.

●	Since the 2017 PSUs were issued, the MD&C Committee has changed its philosophy towards PSU award metrics adding operational metrics ROAA (implemented in the 2019 PSU awards, along with relative TSR) and replacing relative TSR with ROAE (implemented in the 2020 PSU awards, along with ROAA).

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, the MD&C Committee reviews our executive compensation philosophy and practices to ensure that our programs are effective, competitive and reflective of the interests of shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly defined goals, balancing short-term operational objectives with long-term strategic goals;
●	Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Encourage our executives to think and act as long-term shareholders through the use of stock-based compensation;

●	Attract and retain highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including clawback provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

2020 Proxy Statement	29

EXECUTIVE COMPENSATION

Best Practices:

The MD&C Committee has continued to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do
We include clawback provisions in compensation plans	We do not allow pledging of FISI stock
We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of FISI stock
We include aggressive gateway requirements for performance-based payment under incentive plans, including: • Minimum CAMELS ratings • Individual performance ratings	We do not allow holding FISI stock in margin accounts
We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations
We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested awards
We require robust stock ownership levels for NEOs
We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control
We seek shareholder feedback with a “say on pay” vote annually

Our executive stock ownership policies regarding stock ownership requirements, clawback provisions and derivatives, pledging and hedging are described on page 5.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

The MD&C Committee reviews the base salaries of our NEOs annually and whenever there is a change in composition of our NEOs. In considering base salary adjustments for 2019, the MD&C Committee reviewed the individual performance of our NEOs and considered competitive market data compiled by its independent compensation consultant to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2019, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

In conjunction with the planned succession of the Chief Financial Officer role, Mr. Klotzbach accepted the role of Executive Vice President, Senior Finance Advisor with an annual salary of $175,000 effective April 1, 2019.

Following the completion of the competitive market assessment by its independent compensation consultant, the MD&C Committee approved an additional salary increase for Mr. Bigham effective November 4, 2019, to bring his base salary within the competitive range following his promotion to Executive Vice President, Chief Financial Officer.

30	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The MD&C Committee approved the following base salary adjustments in 2019:

Name	12/31/2018 Annual Salary	2/1/2019 Annual Salary	12/31/2019 Annual Salary		% Change
Martin K. Birmingham	$560,000	$576,800	$576,800		3.0%
William L. Kreienberg	$349,650	$365,384	$365,384		4.5%
Justin K. Bigham	$280,000	$288,400	$325,000	[1]	16.1%
Kevin B. Klotzbach	$310,000	$319,300	$175,000	[2]	-43.5%
Joseph L. Dugan	$241,000	$249,435	$249,435		3.5%
Valerie C. Benjamin	$225,000	$231,750	$231,750		3.0%

1.	Effective November 4, 2019

2.	Effective April 1, 2019

Annual Cash Incentive Plan (AIP)

Our AIP is a performance-based cash plan designed to reward eligible employees, including our NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the plan is to provide our NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures for rewards under the plan contribute to the company attaining and surpassing its annual business plan and achieving long-term strategic goals.

Incentive Opportunity

We set target incentive opportunities based on a percentage of base salary that reflects a market-level target compensation opportunity for each NEO. The threshold and maximum percentages reflect both the MD&C Committee’s review of market practices, consultation with its compensation consultant and aligning the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflects each NEO’s relative influence on achieving performance goals based on his or her position. The actual amount of an award is based on the level of business results and individual performance attained and is referred to below as the Award Percentage Achievement and is subject to discretionary adjustment by the MD&C Committee.

Name	2019 AIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum
Martin K. Birmingham	12.5%	50%	75%
William L. Kreienberg	10%	40%	60%
Justin K. Bigham	7.5%	30%	45%
Kevin B. Klotzbach[1]	1/1/2019 – 3/31/2019: 10% 4/1/2019 – 12/31/2019: 6.25%	1/1/2019 – 3/31/2019: 40% 4/1/2019 – 12/31/2019: 25%	1/1/2019 – 3/31/2019: 60% 4/1/2019 – 12/31/2019: 38%
Joseph L. Dugan	7.5%	30%	45%
Valerie C. Benjamin	7.5%	30%	45%

1.

Mr. Klotzbach’s AIP opportunity changed upon accepting the role of Executive Vice President, Senior Finance Advisor in April 2019. Mr. Klotzbach’s 2019 AIP award was prorated for three months at the 40% target level, and 9 months at the 25% target level.

2020 Proxy Statement	31

EXECUTIVE COMPENSATION

Gateway Performance Criteria

Our AIP for 2019 required that the following gateway performance criteria be achieved for executives to receive payment of an award under the plan:

1.

We must achieve a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: adequacy of capital, quality of assets, capability of management, quality and level of earnings, adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

3.	An executive must receive a minimum individual performance evaluation rating of satisfactory or better to be eligible for any payout.

These criteria were met for 2019 for each of our NEOs.

Company Performance Goals and Results

Performance in the AIP for 2019 was measured based on four metrics that the MD&C Committee chose to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: EPS, total loan growth, core deposit growth, and net charge-offs/average loans (“NCO”). The MD&C Committee set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2019 operating plan that our Board of Directors approved in early 2019. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. The MD&C Committee established weighting, threshold, target and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level.

2019 company performance goals and results:

	Weighting of				2019 Actual
Performance	Performance	2019 AIP Performance Goals
Measure	Measure	Threshold	Target	Maximum	Results
EPS	40%	$2.50	$2.65	$2.95	$2.96
Total Loan Growth[1]	20%	8.0%	9.0%	14.0%	4.4%
Core Deposit Growth	20%	6.0%	8.3%	12.0%	2.9%
NCO	20%	0.38%	0.37%	0.32%	0.37%

1.	The indirect portfolio downscaling referenced in the discussion of 2019 business results and 2019 AIP results was not considered at the time the total loan growth targets were determined.

We Consider Individual Performance

The MD&C Committee believes that the individual performance of our NEOs is relevant in all compensation decisions. The committee formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the AIP and as a gateway requirement in our AIP and for performance-based awards under our LTIP.

The MD&C Committee measures individual performance for our NEOs using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned. For 2019, all our NEOs met or exceeded expectations relative to their individual performance goals.

32	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2019 performance highlights for our NEOs include:

NEO	Performance Highlights
Martin K. Birmingham

●   Mr. Birmingham’s 2019 performance goals aligned with enhancement of shareholder value and were primarily based on business performance, growth and organizational development

●   In addition, he is charged with ensuring the company’s active community involvement, strong regulatory relationships and shareholder engagement

●   Key positive performance measures for 2019 include (as compared to 2018): growth in EPS from $2.39 to $2.96; improvement in ROAA from 0.95% to 1.14% and in ROAE from 10.18% to 11.61%; and an increase in common book value per share from $23.79 at December 31, 2018 to $26.35 at December 31, 2019

●   Meaningful transformation of the balance sheet and business model continued in 2019, contributing to strong operating performance as well as strengthening of the company’s overall capitalization, illustrated by the increase in common equity to assets ratio from 8.79% at December 31, 2018 to 9.62% December 31, 2019

William L. Kreienberg

●   Oversaw strong growth in commercial lending and residential mortgage lines of business

●   Successfully transitioned retail branch leadership

●   Wealth management subsidiaries met revenue and EBITDA goals and exceeded AUM (assets under management) goals; oversaw continued integration of the company’s wealth management subsidiaries

●   Developed new business strategy for residential mortgage line of business resulting in production exceeding target in last four months of 2019

●   Effectively managed consumer indirect lending production to decrease portfolio size and related loan concentration while maintaining acceptable yields, and led profitable portfolio sale, in line with the company’s strategy to downscale the indirect consumer loan portfolio

●   Transitioned leadership of the Office of General Counsel to an emerging company leader, consistent with internal planning

Justin K. Bigham

●   Established Financial Planning & Analysis discipline with formal realignment of resources to lead short and long-term planning and forecasting

●   Established enhanced Board of Director and Executive Management financial analysis and reporting protocol

●   Effectively managed balance sheet repositioning initiatives: 1) Reduction of the relative size of the investment securities portfolio by rotating investment securities into higher-yielding loans and 2) Downscaling of the consumer indirect loan portfolio as we focus on growing relationship-based commercial and residential loan categories

●   Effectively transitioned into the Chief Financial Officer role in April 2019

Kevin B. Klotzbach	● Successfully transitioned the role of CFO to successor ● Served as advisor to finance through December 31, 2019
Joseph L. Dugan

●   Led cross functional corporate initiative identifying digital banking solution to implement functionality to be launched in 2020

●   Successfully led effort to enhance enterprise customer experience through realignment of corporate call center, enhanced service call levels and overall customer service satisfaction as indicated by customer survey results

●   Launched revised consumer deposit product suite resulting in fee income in excess of budget

●   Led effort to enhance corporate strategy related to data and technology

Valerie C. Benjamin

●   Completed total rewards optimization project and enterprise-wide salary grade realignment; established new leadership development framework

●   Worked with MD&C Committee on compensation consultant change and incorporation of enhancements to executive compensation plans

2020 Proxy Statement	33

EXECUTIVE COMPENSATION

Calculation of Awards – Company and Individual Performance

The payout of AIP awards is based on two weighted components. Seventy-five percent (75%) of the awards for NEOs is based on company performance alone. Twenty-five percent (25%) of the award may be adjusted to reflect individual NEO performance.

Company Performance Component (75% of AIP award) = Base Salary x Company Performance Weighting x Award Percentage Achievement

Individual Performance Component (25% of AIP award) = Base Salary x Individual Performance Weighting x Individual Performance Adjustment x Award Percentage Achievement

The individual component incorporates the NEO’s individual performance into the AIP based on the NEO’s individual performance against quantitative and qualitative goals approved by the MD&C Committee at the start of the year. We measure individual job performance for our NEOs through an annual goal-setting process that aligns individual goals with our annual strategic plan and our long-term strategic plan. Job performance is assessed against these goals after completion of the year.

Awards for 2019 Performance

Company performance goal achievement for 2019 was above maximum for EPS, below threshold for total loan growth and core deposit growth, and at target for NCO, yielding an Award Percentage Achievement equal to 80% of the target award. The indirect portfolio downscaling referenced in the discussion of 2019 business results and 2019 AIP results was not anticipated at the time the MD&C Committee determined 2019 performance goals. The MD&C Committee, citing the impact of indirect portfolio downscaling on lower total loan growth combined with strong growth in commercial and residential loans, made a discretionary adjustment to the Award Percentage Achievement to 90% of the target award.

2019 AIP awards are summarized below:

Name	Company Component			Individual Component
	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Individual Performance Adjustment	Award Percentage Achievement	Individual Component Total	2019 AIP Award
Martin K. Birmingham	75%	45.00%	$194,670	25%	125%	45.00%	$81,113	$275,783
William L. Kreienberg	75%	36.00%	$98,654	25%	115%	36.00%	$37,817	$136,471
Justin K. Bigham	75%	27.00%	$65,813	25%	100%	27.00%	$21,938	$87,750
Kevin B. Klotzbach[1]	75%	25.88%	$33,961	25%	100%	25.88%	$11,320	$45,281
Joseph L. Dugan	75%	27.00%	$50,511	25%	100%	27.00%	$16,837	$67,347
Valerie C. Benjamin	75%	27.00%	$46,929	25%	100%	27.00%	$15,643	$62,573

(1)	Mr. Klotzbach’s Award Percentage Achievement reflects 3 months at the 40% target opportunity and 9 months at 25% target opportunity.

Long-Term Equity-Based Incentive Plan

The MD&C Committee awards long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. The MD&C Committee, in consultation with and based on market intelligence provided by its independent compensation consultant, annually reviews our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

In 2018 and 2019, the MD&C Committee, in partnership with its independent compensation consultant, thoroughly

34	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

evaluated the role of relative TSR as a long-term performance metric for PSU awards. While relative TSR aligns with shareholder value creation, it is impacted by external influences, and our NEOs are limited in their ability to mitigate or manage against those factors. In addition, relative TSR does not directly align with the metrics that measure the successful execution of our strategic plan. As a result, the MD&C Committee decided to reduce the weighting of relative TSR in PSU awards, and introduce ROAA as an operational metric that aligns with our long-term strategic plan.

Structure of Awards

●	Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of FISI stock, but FISI stock is not issued at the time of grant. As a result, there are no dividends paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights equivalent to shares of FISI stock. Upon vesting, RSUs and PSUs are settled in shares of FISI stock.
●	All PSUs are subject to the following gateway performance requirements:
o	We must achieve a CAMELS rating for each year in the performance period that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of each year.
o	The NEO must receive a minimum individual performance evaluation rating of satisfactory or better to be eligible for any payout.

●	PSUs are earned based on achievement of two performance metrics:
o	50% of PSUs are based on a relative TSR measure over a three-year performance period, compared on a percentile basis to the S&P Market Intelligence Small Cap U.S. Bank and Thrift Index.
o	50% of the PSUs are based on absolute ROAA for the 1/1/2021 – 12/31/2021 performance period.
o	Performance levels required for vesting of PSU awards are reflected in the chart below.

Performance Measures & Measurement Period(1)	2019 Performance Goals
	Threshold	Target	Maximum
3-Year Relative TSR Ranking (2) (01/01/2019 – 12/31/2021)	30th Percentile	50th Percentile	80th Percentile
Return on Average Assets (ROAA) (01/01/2021 – 12/31/2021)	1.00%	1.07%	1.10%

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.
(2)	If our absolute TSR is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

●	RSUs vest subject to continuous employment through the third anniversary of grant date.
●	For NEOs, the grant date value of RSUs and PSUs is based on a percentage of base salary as shown below.

The grant date value of 2019 RSUs and PSUs were as follows:

	2019 Grant Date Value of RSUs as a % of Base Salary on Grant Date
Name	Time-Based	Performance-Based PSUs
	RSUs	Threshold	Target	Maximum
Martin K. Birmingham	30%	7.5%	30%	45%
William L. Kreienberg	20%	5.0%	20%	30%
Justin K. Bigham	17.5%	4.375%	17.5%	26.25%
Kevin B. Klotzbach	17.5%	4.375%	17.5%	26.25%
Joseph L. Dugan	17.5%	4.375%	17.5%	26.25%
Valerie C. Benjamin	17.5%	4.375%	17.5%	26.25%

2020 Proxy Statement	35

EXECUTIVE COMPENSATION

RSUs and PSUs granted on February 26, 2019 were as follows:

Name	Time-Based RSUs	Performance-Based PSUs (1)
		Threshold	Target	Maximum
Martin K. Birmingham	5,774	1,442	5,774	8,660
William L. Kreienberg	2,439	609	2,439	3,658
Justin K. Bigham	1,685	420	1,685	2,527
Kevin B. Klotzbach	1,865	466	1,865	2,797
Joseph L. Dugan	1,457	364	1,457	2,185
Valerie C. Benjamin (2)	1,354	338	1,354	2,030

(1)

Performance for PSUs will be determined after the end of the performance period on 12/31/2021. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

(2)	Upon Ms. Benjamin’s departure, her outstanding and unvested RSUs and PSUs were forfeited according to their terms.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2019 table on page 47.

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FISI stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier One, which includes Messrs. Birmingham and Klotzbach, provides for an age- and service-based traditional pension benefit. Tier Two, which includes Messrs. Kreienberg, Bigham and Dugan and Ms. Benjamin, provides a cash balance type benefit that is valued based on a hypothetical account balance based on pay and interest credits. Information regarding the pension benefits of our NEOs can be found in the Pension Benefits Table on page 48.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that the MD&C Committee believes are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the company. All NEOs were provided with company-owned automobiles in 2019. We have more than 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of a company-owned vehicle. We also reimburse Messrs. Birmingham, Kreienberg, Klotzbach, Bigham and Dugan for membership costs for various clubs and organizations. The MD&C Committee believes such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEOs for personal use of a company-owned vehicle and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

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COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable

Nasdaq rules. While the committee receives input from our CEO and executives on certain information and data and regularly confers with its independent compensation consultant, the MD&C Committee is fully responsible for all aspects of compensation decisions for our NEOs.

Set forth below is the MD&C Committee’s annual workplan:

Month	Work Plan, Decision and Actions

January – February

●  Determine payouts for AIP and LTI based on prior year company financial performance and individual performance

●  Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives

●  Review performance evaluations for NEOs and certain senior executives who report directly to our CEO

●  Approve the corporate performance objectives and target metrics for coming year executive and senior management compensation programs, which include our AIP and our LTI plans

March

●  Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

●  Review and approve Board of Director compensation

●  Review and approve this Compensation Discussion and Analysis

May

●  Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

●  Review management reports on succession planning and management development

●  Evaluate risks associated with compensation philosophy and all compensation programs, including the company’s incentive compensation plans

October

●  Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

●  Review Employee Benefit Program for the following year

●  Review Executive and Board of Director compensation and market information provided by independent compensation consultant

December

●  Review year-to-date financial performance and estimated results for AIP and period-to-date performance for LTI (PSU)

●  Discuss preliminary design and target compensation levels of executive compensation programs for the next year

●  Establish Peer Group for use in the next compensation planning cycle

●  Review Equal Employment Opportunity and Affirmative Action Plans

●  Begin executive officer performance evaluations

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

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The MD&C Committee Independent Compensation Consultant

At the time that 2019 compensation decisions were made, the MD&C Committee retained McLagan, an Aon Company, as its independent compensation consultant. Following a competitive bidding process, the MD&C Committee retained Pearl Meyer as its independent compensation consultant in April 2019.

Both McLagan and Pearl Meyer reported directly to the Chair of the MD&C Committee. Neither McLagan nor Pearl Meyer has a personal or business relationship with any member of the MD&C Committee. McLagan and Pearl Meyer were retained solely by the MD&C Committee and provided no other services to us that are not specifically authorized by the MD&C Committee.

At the request of management and as approved by the MD&C Committee, Pearl Meyer provided management with consulting services related to our production and sales-based incentive programs in 2019.

The MD&C Committee assessed the independence of McLagan and Pearl Meyer in light of SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed McLagan’s and Pearl Meyer’s responses to questions addressing factors related to its independence and concluded that the services provided by both McLagan and Pearl Meyer to the MD&C Committee do not raise any conflict of interest issues.

The MD&C Committee currently retains Pearl Meyer to:

●	obtain information on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While McLagan and Pearl Meyer provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2019, the MD&C Committee requested McLagan and Pearl Meyer provide the following assistance:

●	Review and update our peer groups based on parameters determined by the MD&C Committee

●	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation

●	Assist in the review and design of annual and long-term incentives

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with our CEO his evaluation of the job performance and leadership of the other NEOs as well as his recommendations for compensation for the other NEOs. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other NEOs.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2019, members of management attended MD&C Committee meetings when invited and assisted with the collection and presentation of required materials. Non-members of the Committee are excused as appropriate during the meeting. The MD&C Committee Chair also has access to independent legal counsel as needed.

Shareholder Input and Outreach

At our 2019 annual meeting of shareholders, nearly 92% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

Throughout 2019, the MD&C Committee took a number of proactive steps to fully understand feedback from our shareholders on our executive compensation programs and practices. Management continued to engage in a dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive compensation through meetings at investor conferences, non-deal road shows, meetings at their offices, meetings at our offices and by telephone.

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In January and February of 2019, Management offered engagement with most of our largest institutional holders and key individual shareholders, in total representing approximately fifty percent of outstanding shares. Participation by the Chair of the Board of Directors was offered as well.

Feedback from Management’s investor interactions was shared with the MD&C Committee and we continue to seek and welcome feedback from shareholders for consideration by the MD&C Committee.

Over the past several years, shareholders have provided limited specific feedback on our plans, sharing instead their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Directors participation in compensation decisions is critical.

●	Compensation for executives should be largely variable based on performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

When reviewing this input, the MD&C Committee found strong alignment between shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

The MD&C Committee Assessment of Compensation Risk

With information provided by management, particularly the evaluation and certification of the Chief Risk Officer, the MD&C Committee reviewed the design and operation of our incentive compensation arrangements for all employees, including our NEOs, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us.

With oversight by the MD&C Committee, we have designed our compensation program to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making

●	Use a variety of performance measures that ensure a balanced focus on performance

●	Define maximum potential award levels for performance-based awards

●	Have a recoupment (“clawback”) policy in place in the event financial results are negatively adjusted after a payment is made and

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

The MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

Peer Group for 2019 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer our NEOs against a peer group of comparable institutions in our industry whose executives manage similarly sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

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EXECUTIVE COMPENSATION

The peer group that the MD&C Committee used for 2019 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

●	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas
●	Asset size from $2.0 billion to $8.0 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 1.5%; and with a similar business model and loan composition including the exclusion of banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas

The MD&C Committee considered competitive market data from 2018 from the following peer group when determining 2019 NEO compensation:

1st Source Corporation	Great Southern Bancorp, Inc.
Arrow Financial Corporation	Horizon Bancorp, Inc.
Bar Harbor Bankshares	Lakeland Bancorp, Inc.
Brookline Bancorp, Inc.	Midland States Bancorp, Inc.
Camden National Corporation	MidWestOne Financial Group, Inc.
City Holding Company	Nicolet Bankshares, Inc.
CNB Financial Corporation	Peoples Bancorp Inc.
First Busey Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Corporation	United Community Financial Corp.
First Mid-Illinois Bancshares, Inc.	Washington Trust Bancorp, Inc.
German American Bancorp, Inc.

Peer Group for 2020 Compensation Decisions

The MD&C Committee reviews peer group criteria annually to ensure continued proper market alignment with our executive talent. In late 2019, the MD&C Committee updated the selection criteria for the peer group the MD&C Committee will use for making compensation decisions in 2020 to reflect the company’s continuing asset growth. The revised criteria include publicly traded financial institutions that generally adhere to the following:

●	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas

●	Asset size from $2.0 billion to $8.6 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 2.0%; and with a similar business model and loan composition including the exclusion of banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas

When determining 2020 NEO compensation, the MD&C Committee will consider competitive market data from 2019 for the below peer group. Peer companies shown in bold text are new additions. The MD&C Committee has excluded Brookline Bancorp, Inc. First Busey Corporation, First Mid-Illinois Bancshares, Inc., Great Southern Bancorp, Inc., Midland States Bancorp, Inc., MidWestOne Financial Group, Inc., and Nicolet Bankshares, Inc. because they do not meet the criteria outlined above.

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1st Source Corporation	Lakeland Bancorp, Inc.
Arrow Financial Corporation	Lakeland Financial Corporation
Bar Harbor Bankshares	Merchants Bancorp
Camden National Corporation	Peoples Bancorp Inc.
City Holding Company	S&T Bancorp, Inc.
CNB Financial Corporation	Stock Yards Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Corporation	TriState Capital Holdings, Inc.
German American Bancorp, Inc.	United Community Financial Corp.
Horizon Bancorp, Inc.	Washington Trust Bancorp, Inc.

We Consider Individual Performance

The MD&C Committee believes that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the AIP and as a gateway requirement in our AIP and for performance-based awards under our Long-Term Incentive Plan.

We measure individual performance for our NEOs, using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Kreienberg, Klotzbach, Bigham, and Dugan and Ms. Benjamin that provided for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Messrs. Kreienberg, Klotzbach, Bigham, Dugan and Ms. Benjamin, 2.00x; and for Mr. Birmingham 2.99x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the

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EXECUTIVE COMPENSATION

date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham and for and up to 24 months for Messrs. Kreienberg, Klotzbach, Bigham, and Dugan and Ms. Benjamin, for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire FISI stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham and 18 months for Messrs. Kreienberg, Klotzbach, Bigham, and Dugan and Ms. Benjamin, following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 50.

Supplemental Executive Retirement Agreement

On June 26, 2018, we entered into a Supplemental Executive Retirement Agreement (the “Retirement Agreement”) with Mr. Klotzbach in recognition of his past contributions and valuable services provided to us and more importantly, to encourage his continued employment with us and to provide him with additional incentive to achieve our corporate objectives.

Pursuant to the Retirement Agreement, Mr. Klotzbach is entitled to receive a supplemental retirement benefit payable over a four-year period in substantially equivalent payments commencing January 1, 2020. The annual supplemental retirement benefit amount is $125,000 per year. In connection with the agreement, because Mr. Klotzbach continued to serve the company through December 31, 2019, a pro-rata portion of his outstanding RSUs vested on that date. The pro-rata portion of RSUs that vested was determined separately for each RSU award and was equal to the product of (a) the number of unvested RSUs under each award and (b) the number of completed months in the award’s vesting period that Mr. Klotzbach was employed by the company divided by the total number of months in the award’s vesting period. The agreement provides that it does not cover Mr. Klotzbach’s PSUs, which will vest and be paid in accordance with the applicable PSU award agreement.

In the event of Mr. Klotzbach’s death, his beneficiary will be entitled to receive a lump-sum payment equal to any unpaid amounts under the Retirement Agreement.

Our obligations under the Retirement Agreement are conditioned upon Mr. Klotzbach’s compliance with the terms for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. These non-competition and non-solicitation restrictions are effective for the period of time during which Mr. Klotzbach is receiving any compensation or benefits from us under the Retirement Agreement.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package

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for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options, restricted shares and RSUs.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn, Jr., Chair

Dawn H. Burlew

Samuel M. Gullo

Susan R. Holliday

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2019, 2018 and 2017 for which each officer was an NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(4)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
Martin K. Birmingham	2019	574,603	316,155	275,783	150,918	13,898	1,331,357
President and Chief Executive Officer	2018	560,000	251,225	311,780	—	12,277	1,135,282
	2017	530,000	248,233	321,882	81,576	10,475	1,192,166
William L. Kreienberg	2019	363,327	133,547	136,471	17,629	9,023	659,997
EVP, Chief Banking and Revenue	2018	349,650	125,613	155,368	13,888	10,807	655,326
Officer	2017	315,000	118,044	158,455	14,756	7,408	613,663
Justin K. Bigham (1)	2019	291,525	92,261	87,750	16,460	20,855	508,851
EVP, Chief Financial Officer
Kevin B. Klotzbach (2)	2019	215,409	102,117	45,281	171,079	21,516	555,402
Former EVP, Chief Financial Officer	2018	310,000	97,353	129,952	22,597	24,642	584,544
and Treasurer	2017	300,000	98,327	142,335	101,612	21,121	663,395
Joseph L. Dugan	2019	248,332	79,777	67,347	18,542	21,049	435,047
SVP, Chief Experience and Go To	2018	241,000	54,044	81,453	13,299	17,413	407,209
Market Officer	2017	225,500	52,689	83,148	14,152	15,963	391,452
Valerie C. Benjamin (3)	2019	230,868	74,138	62,573	15,798	7,151	390,528
Former SVP, Chief Human
Resources Officer

(1)	Mr. Bigham was promoted to his position as Executive Vice President, Chief Financial Officer effective April 1, 2019.

(2)

Mr. Klotzbach retired from his position as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2019 and was elected to the position of Executive Vice President, Senior Financial Advisor, effective April 1, 2019 until retiring from his position and the company effective December 31, 2019.

(3)	Ms. Benjamin’s employment with the company ended on March 5, 2020.

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(4)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2019, amounts shown reflect the grant date fair value of such awards for the one- and three-year performance period beginning in 2021 and 2019, respectively, based on the probable outcome of performance conditions related to these PSUs at the grant date. The 2019 PSUs include both internal (ROAA) and market-related (TSR) performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 34. Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model, which is a risk analysis method that selects a random value from a range of estimates. The table below sets forth the grant date fair value for the PSUs granted during 2019:

Executive Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Market-related Component Grant Date Fair Value ($)**	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Martin K. Birmingham	77,834	82,655	199,392
William L. Kreienberg	32,891	34,900	84,237
Justin K. Bigham	22,727	24,106	58,184
Kevin B. Klotzbach	25,154	26,683	64,400
Joseph L. Dugan	19,654	20,843	50,310
Valerie C. Benjamin	18,252	19,383	46,747

*

Amounts shown represent the grant date fair value of PSUs subject to the internal ROAA performance goal (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the one-year performance period beginning in 2021. The grant date fair value of the ROAA goal component of the PSUs awarded on February 26, 2019 was $26.96 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

**

Amounts shown represent the grant date fair value of PSUs subject to the market-related TSR goal component of the PSUs, for which expense recognition is not subject to probable or maximum outcome assumptions. The weighted-average grant date fair value of the market-related TSR goal component of the PSUs awarded on February 26, 2019 was $28.63 per share, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 21.3%, a risk-free interest rate of 2.43%, and a dividend yield rate of 3.20%.

(5)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The actuarial present value of Mr. Birmingham’s accrued pension benefit in 2018 decreased by $5,535.

(6)	Amounts reported in this column for 2019 are itemized in the table below captioned “All Other Compensation.”

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2019.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	Other ($)(1)	Total ($)
Martin K. Birmingham	9,899	3,309	690	13,898
William L. Kreienberg	5,075	1,968	1,980	9,023
Justin K. Bigham	12,042	8,363	450	64,750
Kevin B. Klotzbach	8,164	9,542	3,810	21,516
Joseph L. Dugan	6,985	12,774	1,290	21,049
Valerie C. Benjamin	6,461	—	690	7,151

(1)	This column discloses the taxable portion of group term life insurance.

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2019 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2019 to each of our NEOs.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			Grant date fair value of stock awards(3) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	Annual Incentive Plan		72,100	288,400	432,600
	RSU (4)	02/26/19					5,774		155,667
	PSU (5)	02/26/19				721	2,887	4,330	82,655
	PSU (6)	02/26/19				721	2,887	4,330	77,834
William L. Kreienberg	Annual Incentive Plan		36,538	146,154	219,231
	RSU (4)	02/26/19					2,439		65,755
	PSU (5)	02/26/19				304	1,219	1,828	34,900
	PSU (6)	02/26/19				305	1,220	1,830	32,891
Justin K. Bigham	Annual Incentive Plan		24,375	97,500	146,250
	RSU (4)	02/26/19					1,685		45,428
	PSU (5)	02/26/19				210	842	1,263	24,106
	PSU (6)	02/26/19				210	843	1,264	22,727
Kevin B. Klotzbach	Annual Incentive Plan		12,578	50,313	75,469
	RSU (4) (7)	02/26/19					1,865		50,280
	PSU (5) (7)	02/26/19				233	932	1,398	26,683
	PSU (6) (7)	02/26/19				233	933	1,399	25,154
Joseph L. Dugan	Annual Incentive Plan		18,708	74,830	112,246
	RSU (4)	02/26/19					1,457		39,281
	PSU (5)	02/26/19				182	728	1,092	20,843
	PSU (6)	02/26/19				182	729	1,093	19,654
Valerie C. Benjamin	Annual Incentive Plan		17,381	69,525	104,288
	RSU (8)	02/26/19					1,354		36,504
	PSU (8)	02/26/19				169	677	1,015	19,383
	PSU (8)	02/26/19				169	677	1,015	18,252

(1)

This represents the annual cash incentive opportunity under our 2019 annual cash incentive plan at threshold, target or maximum performance. The amount actually paid for 2019 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Plan” on page 31 for additional information about the performance conditions applicable to each payment.

(2)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 Long-Term Incentive Plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 34. For RSUs, these columns show only the target number of shares that our NEOs could earn under these awards because there is no threshold or maximum amount.

(3)	See footnote 4 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

46	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(4)	The RSUs vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(5)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company.

(6)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

(7)

Pursuant to the Retirement Agreement, a pro-rata portion of these RSUs vested upon Mr. Klotzbach’s retirement on December 31, 2019 based on the number of completed months in the vesting period. Pursuant to the PSU award agreements, once the performance period for these PSUs has been completed, Mr. Klotzbach will be entitled to receive a pro-rata portion of the PSUs that are earned based on the performance achieved and the number of completed months in the performance period.

(8)	The RSUs and PSUs were forfeited effective March 5, 2020 following Ms. Benjamin’s departure from the Company.

For additional information regarding our annual cash incentive plan and our long-term equity-based incentive plan, please see the discussions under “Annual Cash Incentive Plan” on page 31 and “Long-Term Equity-Based Incentive Plan” on page 34 in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	Stock awards
Executive Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Martin K. Birmingham	14,092	(1)	452,353	5,687	(8)	182,553
William L. Kreienberg	6,505	(2)	208,811	2,540	(8)	81,534
Justin K. Bigham	3,685	(3)	118,289	1,053	(8)	33,801
Kevin B. Klotzbach	3,009	(4)	96,589	744	(8)	23,882
Joseph L. Dugan	3,235	(5)	103,844	1,355	(8)	43,496
Valerie C. Benjamin	2,854	(6)	91,613	846	(6)	27,157

(1)	3,802 shares vested on February 22, 2020, 4,516 shares vest on February 27, 2021 and 5,774 shares vest on February 26, 2022.

(2)	1,808 shares vested on February 22, 2020, 2,258 shares vest on February 27, 2021 and 2,439 shares vest on February 26, 2022.

(3)	2,000 shares vest on December 19, 2021 and 1,685 shares vest on February 26, 2022.

(4)

Upon his retirement on December 31, 2019, a pro-rata portion of Mr. Klotzbach’s outstanding RSUs vested based on the number of completed months in the applicable RSU’s vesting period, and the balances were forfeited.

(5)	807 shares vested on February 22, 2020, 971 shares vest on February 27, 2021 and 1,457 shares vest on February 26, 2022.

(6)	These unvested equity awards were forfeited effective March 5, 2020 following Ms. Benjamin’s departure from the Company.

(7)	Market values calculated using $32.10 per share, which was the closing market price of our common stock on December 31, 2019.

(8)

Represents the threshold number of PSUs subject to a TSR performance measure granted on February 22, 2017, February 27, 2018 and February 26, 2019 and the target number of PSUs subject to a ROAA performance measure granted on February 26, 2019. Of the PSUs reported for Messrs. Birmingham, Kreienberg, Bigham, Klotzbach and Dugan, 950, 452, 0, 376 and 201, respectively, vested on February 22, 2020, as the threshold TSR performance measure was satisfied; 1,129, 564, 0, 291 and 243, respectively, will vest on February 27, 2021, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company; 721, 304, 210, 77 and 182, respectively, will vest on February 26, 2022, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company; and 2,887, 1,220, 843, 0 and 729, respectively, will vest on February 26, 2022, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

2020 Proxy Statement	47

EXECUTIVE COMPENSATION

RESTRICTED STOCK VESTED IN 2019

The following table provides information about restricted stock held by our NEOs that vested in 2019.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Martin K. Birmingham	4,327	141,454
William L. Kreienberg	1,313	39,889
Justin K. Bigham	—	—
Kevin B. Klotzbach	1,414	42,957
Joseph L. Dugan	1,500	46,740
Valerie C. Benjamin	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). None of our NEOs received pension payments during 2019.

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)
Martin K. Birmingham	New York Bankers Retirement Plan	13.8	508,716
William L. Kreienberg	New York Bankers Retirement Plan	4.0	59,523
Justin K. Bigham	New York Bankers Retirement Plan	1.0	16,460
Kevin B. Klotzbach	New York Bankers Retirement Plan	17.3	1,009,228
Joseph L. Dugan	New York Bankers Retirement Plan	3.0	45,993
Valerie C. Benjamin	New York Bankers Retirement Plan	1.0	15,798

(1)

The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 19 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

48	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Benefits under the defined benefit pension plan are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

◾	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

◾

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

◾	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Kreienberg, Klotzbach and Dugan are eligible for retirement.

2020 Proxy Statement	49

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 41, we have entered into executive agreements, which include change of control provisions, with Messrs. Kreienberg, Bigham and Dugan and Ms. Benjamin, and entered into amended and restated executive agreements with Messrs. Birmingham and Klotzbach (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	2.99	36 months
William L. Kreienberg	2.00	24 months
Justin K. Bigham	2.00	24 months
Kevin B. Klotzbach	2.00	24 months
Joseph L. Dugan	2.00	24 months
Valerie C. Benjamin	2.00	24 months

50	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2019 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 Long-Term Incentive Plan. Under the Financial Institutions, Inc. 2015 Long-Term Incentive Plan, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2019.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(5)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay continuation	—	2,631,045	—
	Equity award vesting(4)	—	904,706	904,706
	Health benefits continuation	—	56,424	—
	Total	—	3,592,175	904,706
William L. Kreienberg	Pay continuation	—	1,030,964	—
	Equity award vesting(4)	—	417,621	417,621
	Health benefits continuation	—	1,979	—
	Total	—	1,450,564	417,621
Justin K. Bigham (1)	Pay continuation	—	825,500	—
	Equity award vesting(4)	—	172,377	172,377
	Health benefits continuation	—	32,945	—
	Total	—	1,030,822	172,377
Kevin B. Klotzbach (2)	Pay continuation	—	561,712	—
	Equity award vesting(4)	—	328,768	328,768
	Health benefits continuation	—	1,979	—
	Total	—	892,459	328,768
Joseph L. Dugan	Pay continuation	—	653,502	—
	Equity award vesting(4)	—	207,719	207,719
	Health benefits continuation	—	37,616	—
	Total	—	898,837	207,719
Valerie C. Benjamin (3)	Pay continuation	—	588,646	—
	Equity award vesting(4)	—	135,077	135,077
	Health benefits continuation	—	37,616	—
	Total	—	761,339	135,077

2020 Proxy Statement	51

EXECUTIVE COMPENSATION

(1)	Mr. Bigham was promoted to his position as Executive Vice President, Chief Financial Officer effective April 1, 2019.

(2)

Mr. Klotzbach retired from his position as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2019 and was elected to the position of Executive Vice President, Senior Financial Advisor, effective April 1, 2019 until retiring from his position and the company effective December 31, 2019.

(3)	Ms. Benjamin’s employment with the company ended on March 5, 2020.

(4)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $32.10 which was the closing price for a share of our common stock on December 31, 2019.

(5)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

52	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mss. Burlew and Holliday and Messrs. Dorn and Gullo served on the MD&C Committee in 2019, with Mr. Dorn serving as chair. Mr. James H. Wyckoff, a former director, also served on the committee until the date of his retirement from the Board on June 19, 2019. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the company. None of the members of the MD&C Committee has ever served as an officer or an employee of the company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee excluding Mr. Birmingham.

For 2019:

●	The median of the annual total compensation of all employees of our company (other than Mr. Birmingham) was $58,769.

●	The annual total compensation of Mr. Birmingham, as reported on page 44 in the Summary Compensation Table, was $1,331,357.

●	Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 23 to 1.

Our median employee for 2019 was identified among all employees as of December 31, 2019 based on annualized Medicare wages as reported in Box 3 of each employees 2019 Form W-2. Once we identified our median employee, we determined the annual total compensation of our median employee for 2019 in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

2020 Proxy Statement	53

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2019 and has been selected to do so for 2020. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders. Following the Audit Committee’s completion of a competitive process to select our independent registered public accounting firm for the fiscal year ending December 31, 2018, on March 16, 2018, the Audit Committee appointed RSM as our independent registered public accounting firm, effective as of April 1, 2018. This action resulted in the dismissal of KPMG as our independent registered public accounting firm. KPMG had audited our financial statements from 1995 to 2017.

The audit reports of KPMG on our consolidated financial statements for the fiscal year ended December 31, 2017 (“Fiscal 2017”) did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During Fiscal 2017, and subsequently through April 1, 2018, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to them in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2019 and 2018, and fees billed for other services rendered by RSM.

	2019	2018
Audit Fees(1)	$492,155	$451,731
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total fees	$492,155	$451,731

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2019.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2019.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2019.

54	Financial Institutions, Inc.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee pre-approves all permissible services to be performed by the independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2020.

2020 Proxy Statement	55

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2019. At various times during the 2019 fiscal year, the Audit Committee met with RSM US LLP (“RSM”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2019, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2019 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Karl V. Anderson Jr.

Donald K. Boswell

Samuel M. Gullo

56	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the company and the Bank as of April 20, 2020, are identified below. Biographical information, including offices and periods served as an Executive Officer of the company or the Bank are also provided. Ages shown are as of December 31, 2019.

Name	Age	Office & Position(s)
Martin K. Birmingham(1)	53	President and Chief Executive Officer
William L. Kreienberg(1)	61	Executive Vice President, Chief Banking and Revenue Officer
Justin K. Bigham(1)	46	Executive Vice President, Chief Financial Officer
Samuel J. Burruano Jr(1)	51	Senior Vice President, General Counsel and Corporate Secretary
Joseph L. Dugan(1)	57	Senior Vice President, Chief Experience and Go To Market Officer
Sean M. Willett(1)	48	Senior Vice President, Chief Administration Officer
Sonia M. Dumbleton	57	Senior Vice President, Controller

(1)	Member of the Executive Management Committee as of April 20, 2020

Martin K. Birmingham, a member of our Board of Directors, is the President and Chief Executive Officer of the company and the Bank, and his biographical information is set forth above under “Proposal 1 – Election of Directors.”

William L. Kreienberg was named Executive Vice President, Chief Banking & Revenue Officer of the company and the Bank in November 2018. Previously, he served as Executive Vice President, Chief Corporate Development Executive from November 2016 to November 2018 and as Executive Vice President, Chief Risk Officer from December 2014 (date he joined us) to November 2016. He also served as General Counsel from December 2014 to December 2019. Mr. Kreienberg has practiced law since 1984 and served as a partner at the law firm of Harter Secrest & Emery LLP, from April 1996 to December 2014.

Justin K. Bigham was named Executive Vice President, Chief Financial Officer of the company and the Bank in April 2019. He joined us as Executive Vice President, Deputy Chief Financial Officer in October 2018. He also served as Treasurer from April to December 2019. Previously, he worked at HealthNow New York as Director of Financial Planning & Analysis and Treasury from 2017 to 2018 and at First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 to 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 to 2014. Mr. Bigham was with M&T Bank from 2003 to 2010, where he held numerous positions of increasing responsibility within the Finance Division. He is a Certified Public Accountant with eight years of public accounting experience; six years were with PricewaterhouseCoopers.

Samuel J. Burruano Jr. was named Senior Vice President, General Counsel and Corporate Secretary of the company and the Bank in December 2019. In March 2020, he was also named interim Chief Human Resources Officer. He joined Five Star Bank in October 2016 as Assistant General Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in November 2018. Prior to joining the Bank, he held various legal and compliance positions at First Niagara Bank, NA beginning in March 2011, most recently serving as Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP, from December 1993 to March 2011, where he ascended from associate counsel to partner.

Joseph L. Dugan was named Senior Vice President, Chief Experience & Go To Market Officer of the Bank in November 2018. He joined the Bank as Senior Vice President, Retail Growth and Profitability Executive in July 2016. Prior to joining the Bank, he worked at Canandaigua National Bank, starting as Senior Vice President, Sales and Marketing in January 2001, serving as Executive Vice President of Customer Value Management from 2007, and President of CNB’s Wealth Subsidiaries from 2011. Previously, Mr. Dugan held various banking positions at PNC Bank Corporation and Chase-Lincoln First Bank.

2020 Proxy Statement	57

OUR EXECUTIVE OFFICERS

Sean M. Willett was named Senior Vice President, Chief Administration Officer of the Bank in November 2018. He joined the Bank as Senior Vice President, Director of Internal Audit in August 2017. Prior to joining the Bank, he worked at Morgan Stanley, starting in 2004, in various roles across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Internal Control improvements, and Legal Entity Corporate Governance, culminating in his role as Executive Director and Global Head of Regulatory Affairs Strategy & Implementation beginning in 2014. Previously, Mr. Willett served in Credit Risk with J.P. Morgan Chase & Co.

Sonia M. Dumbleton was named Senior Vice President, Controller of the company and the Bank in May 2013. She also served as Corporate Secretary of the company and the Bank from May 2013 to November 2018. Ms. Dumbleton served as Senior Vice President and Controller of the Bank from 2006 to May 2013. She held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

58	Financial Institutions, Inc.

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 20, 2020, the beneficial ownership of shares of Financial Institutions, Inc. common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 20, 2020.

Name	Title of class	Number of shares beneficially owned		Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 20, 2020	Percent of class outstanding(1)
Directors(2):
Karl V. Anderson, Jr.	Common	16,009		—	*
Martin K. Birmingham	Common	100,347		—	*
Donald K. Boswell	Common	4,530		—	*
Dawn H. Burlew	Common	4,121		—	*
Andrew W. Dorn, Jr.	Common	21,442		—	*
Robert M. Glaser	Common	20,336		—	*
Samuel M. Gullo	Common	26,738		—	*
Susan R. Holliday	Common	27,837		—	*
Robert N. Latella	Common	22,753		—	*
Kim E. VanGelder	Common	9,705		—	*
Named executive officers who are not Directors(2):
Valerie C. Benjamin	Common	—	(3)	—	*
Justin K. Bigham	Common	—	(4)	—	*
Joseph L. Dugan	Common	13,687		—	*
Kevin B. Klotzbach	Common	27,747		—	*
William L. Kreienberg	Common	25,860		—	*
All current directors and executive officers as a group (18 persons)	Common	327,926		—	2.05%

*	Denotes less than 1%

(1)

As reported by such persons as of April 20, 2020 with percentages based on 16,019,384 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,847 shares of Series B-1 Preferred Stock, respectively, outstanding on April 20, 2020, including shares the individual or group has a right to acquire within 60 days of April 20, 2020 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

(2)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the stock beneficially owned by such person.

(3)	Information based on most recent Form 4 (filed with the SEC on February 27, 2020).

(4)	Mr. Bigham joined the company in October 2018 and was named CFO in April 2019.

2020 Proxy Statement	59

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 20, 2020.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock (1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,337,901	(2)	8.35%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,256,256	(3)	7.84%

(1)	Based on 16,019,384 shares of Common Stock outstanding as of April 20, 2020.

(2)

Based on information set forth in Amendment number 4 to Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,285,600 shares; and sole dispositive power, 1,337,901 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 10 to Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,213,622 shares; and sole dispositive power, 1,256,256 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Asset Management Schweiz AG and BlackRock Investment Management (UK) Limited.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2021 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 29, 2020. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the annual meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the Annual Meeting. However, if the 2021 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2021 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2021 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2021 annual meeting of shareholders.

60	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time and Location

Financial Institutions, Inc.’s Annual Meeting of Shareholders will be held on Wednesday, June 17, 2020, at 10:00 a.m. at Five Star Bank Plaza, 100 Chestnut Street, Rochester, NY 14604 and simultaneously via the virtual meeting online at www.virtualshareholdermeeting.com/FISI2020.

At this time, we intend to hold the Annual Meeting in person and through remote communication. However, we are sensitive to the concerns our shareholders may have regarding the novel coronavirus (“COVID-19”) pandemic and the protocols that federal, state and local governments may issue. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2020. In the event we determine to hold the Annual Meeting solely by means of remote communication, we will announce such decision as promptly as practicable.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 20, 2020. On that date, there were 16,019,384 of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 28, 2020, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 20, 2020 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the four nominees for election who receive the highest number of “for” votes will be elected as directors;

●	Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

●	Proposal 3 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2020 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s NG Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the annual meeting.

2020 Proxy Statement	61

INFORMATION ABOUT THE MEETING

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 2 or 3, but if more shareholders withhold votes from a director in Proposal 1 than vote “for” that director, the director must submit his or her resignation pursuant to our Director Resignation Policy.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1 or 2. There will be no broker non-votes on Proposal 3.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the physical meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting

62	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers. Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting by ballot at the physical Annual Meeting or via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2020.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2019 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019, are available at http://materials.proxyvote.com/317585 and on our website www.fiiwarsaw.com.

Annual Report on Form 10-K

Shareholders may receive a copy of our annual report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.fiiwarsaw.com by clicking on “Financials” at the top of the page, then on SEC Filings.

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2019, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $446,376, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with CNA Continental Casualty Company, Travelers Casualty and Surety Company of America, AIG Illinois National Insurance Company and AIG Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

2020 Proxy Statement	63

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 14, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FISI2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 14, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.FINANCIAL INSTITUTIONS, INC. 220 LIBERTY STREET WARSAW, NY 14569 ATTN: SAMUEL J. BURRUANO, JR. D14445-P35185 For All Withhold All For All Except FINANCIAL INSTITUTIONS, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Donald K. Boswell 02) Andrew W. Dorn, Jr. 03) Robert M. Glaser 04) Susan R. Holliday The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! 2. Advisory Vote to Approve Compensation of Our Named Executive Officers. ! ! ! 3. Ratification of Appointment of Independent Registered Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
D14446-P35185
FINANCIAL INSTITUTIONS, INC.
Annual Meeting of Shareholders
June 17, 2020 10:00 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Justin K. Bigham and Samuel J. Burruano, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 17, 2020, at Five Star Bank Plaza, 100 Chestnut Street, Rochester, New York 14604, and any adjournment or postponement thereof.
At this time, we intend to hold the Annual Meeting in person and through remote communication. However, we are sensitive to the concerns our shareholders may have regarding the novel coronavirus (“COVID-19”) pandemic and the protocols that federal, state and local governments may issue. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2020. In the event we determine to hold the Annual Meeting solely by means of remote communication, we will announce such decision as promptly as practicable.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side